                                                                      EXHIBIT 11

                      Consent of Independent Accountants


To the Board of Trustees of
the Magna Funds:

Growth & Income Fund
Intermediate Government Bond Fund


We consent to the incorporation by reference in Post Effective Amendment No. 3 to the Registration Statement of the Magna Funds on Form N-1A (1933 Act File
No. 33-78408; 1940 Act File No. 811-8494) of our report dated October 18, 1996 on our audits of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended August 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Independent Accounts".



                                               COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
December 17, 1996